Power of Attorney The undersigned hereby constitutes and appoints Jonathan Weinberg, the  undersigned’s true and lawful attorney‐in‐fact to execute for and on behalf of the  undersigned, in the undersigned’s capacity as an officer and/or director of Evolent Health, Inc. (the “Company”), Form ID ‐ Uniform Application for Access Codes to  File on EDGAR, Forms 3, 4 and 5 and any other forms required to be filed in  accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules  thereunder (a “Form”). The undersigned hereby grants to such attorney‐in‐fact full power and authority to  do and perform any and every act and thing whatsoever requisite, necessary, or  proper to be done in the exercise of any of the rights and powers herein granted,  as fully to all intents and purposes as the undersigned might or could do if  personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney‐in‐fact, or such attorney‐in‐fact’s  substitute or substitutes, shall lawfully do or cause to be done by virtue of this  power of attorney and the rights and powers herein granted.  The undersigned  acknowledges that the foregoing attorney‐in‐fact, in serving in such capacity at  the request of the undersigned, is not assuming, nor is the Company assuming, any  of the undersigned’s responsibilities to comply with Section 16 of the Securities  Exchange Act of 1934. This Power of Attorney shall remain in full force and effect until the undersigned  is no longer required to file any Forms pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, with respect to the undersigned’s  holdings of and transactions in securities issued by the Company, unless earlier  revoked by the undersigned in a signed writing delivered to the foregoing  attorney‐in‐fact.   IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be  executed as of this 4th day of February, 2025.                                                     /s/ Brendan Springstubb ____________________________________ Name:  Brendan Springstubb Title: Director